EXHIBIT 10.30

THE NEW YORK TIMES COMPANIES
SUPPLEMENTAL RETIREMENT AND INVESTMENT PLAN

AMENDMENT NO. 6
THIS INSTRUMENT made as of the 22nd day of December, 2014, by the ERISA Management Committee (the “Committee”) of The New York Times Company (the “Company”).
W I T N E S S E T H
WHEREAS, the Company maintains The New York Times Companies Supplemental Retirement and Investment Plan, as amended from time to time (the “Plan”) for the benefit of certain eligible employees; and
WHEREAS, pursuant to Section 12.01 of the Plan, the Committee has the authority to amend the Plan; and
WHEREAS, the Committee desires to amend the Plan to exclude from the definition of “Earnings” certain income paid off-cycle;
NOW, THEREFORE, the Plan is hereby amended effective as of January 1, 2015 as follows:
1.The definition of Earnings in Section 1.19 of the Plan is hereby amended by adding the following new paragraph after the first three paragraphs in Section 1.19:

“Notwithstanding the preceding paragraphs, effective January 1, 2015, ‘Earnings’ means the sum of the wages, tips, and other compensation from the Employer subject to federal income tax withholding (as described in Section 6051 of the Code) and amounts which the Employer contributes to a plan on behalf of an Employee pursuant to a salary reduction agreement which are not includible in the Employee’s gross income under Sections 125, 132(f)(4), 402(g)(3), 403(b), or 457(b) of the Code but are required to be reported by the Employer on Form W-2 under Sections 6041 and 6051 of the Code, excluding (i) amounts attributable to when restricted stock either becomes freely transferable or is no longer subject to a substantial risk of forfeiture, (ii) excluding expense allowances under a nonaccountable plan and amounts paid or reimbursed by the Company for moving expenses incurred, but only to the extent that at the time of the payment is reasonable to believe that these amounts are not deductible by the Employee under Section 217 of the Code, and (iii) housing, school, car and living allowance paid to Participants on overseas assignment.”
IN WITNESS WHEREOF, the ERISA Management Committee of The New York Times Company has caused this amendment to be executed by a duly appointed member as of the date first set forth above.

ERISA MANAGEMENT COMMITTEE
By: /s/ R. Anthony Benten